                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549


                                       FORM 8-K

                  CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                              THE SECURITIES ACT OF 1934


          DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  APRIL 30, 1998



                            DURA AUTOMOTIVE SYSTEMS, INC.
                (Exact name of registrant as specified in its charter)


                                       DELAWARE
                    (State or other jurisdiction of incorporation)



               333-06601                38-2961431
        (Commission File Number)        (I.R.S. Employer
                                        Identification No.)


 4508 IDS CENTER, MINNEAPOLIS,  MINNESOTA          55402
   (Address of principal executive offices)       (Zip Code)




                                    (612) 342-2311
                 (Registrant's telephone number, including area code)



                                    NOT APPLICABLE
            (Former name or former address, if changed since last report)

Item 2.   ACQUISITION OR DISPOSITION OF ASSETS

          Effective April 30, 1998 (the "CLOSING DATE"), the Registrant, through Dura Automotive Systems (UK) Limited ("HOLDING"), a wholly owned subsidiary of the Registrant's indirect wholly owned subsidiary Dura Operating Corp. ("DURA"), acquired from nine individuals, five investment entities and one corporation (collectively, the "SELLERS") all of the issued and outstanding equity interests (the "ACQUISITION") of Trident Automotive plc, registered in England No. 3437197 ("TRIDENT"). In connection with this Acquisition, Dura delivered a guaranty to the Sellers agreeing to guarantee Holding's performance of its obligations in connection with the Acquisition.

          The aggregate purchase price paid to the Sellers by Holding in exchange for the equity interests of Trident consisted of approximately $87,500,000 paid in cash on the Closing Date.

           Funding of the purchase price was obtained through an outstanding credit facility (the "CREDIT FACILITY") between Dura and Bank of America National Trust and Savings Association, BA Australia Limited, Bank of America Canada, and other lenders party thereto, which Credit Facility was amended and restated in connection with the Acquisition. Also in connection with the Acquisition, approximately $52,000,000 of Trident's and its subsidiaries' existing debt obligations were refinanced with funds obtained under the Credit Facility.

          The terms of the Acquisition and the establishment of the purchase price were arrived at as a result of arm's length negotiations between the Sellers and the management of the Registrant. There are no material relationships between the Sellers and Registrant, any affiliate, director, or officer of the Registrant, or any associate of any such officer or director although certain of the individual Sellers will be officers or consultants of the Registrant or a subsidiary thereof following the Acquisition.

          Trident, itself and through several direct and indirect subsidiaries, presently designs and manufactures cable assemblies, door handle assemblies, lighting and other products for the North American, Latin American and European automotive industries. The Registrant intends that Trident will continue to conduct its operations as a separate and discrete wholly owned subsidiary of Holding.

Item. 7   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (a)  FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED

          At the time of this report, it is not practicable to provide the required financial statements for Trident and its subsidiaries. Such statements will be filed as an amendment to this Form 8-K Report as soon as practicable and not later than July 13, 1998.

     (b)  PRO FORMA FINANCIAL INFORMATION

          At the time of this report, it is not practicable to provide the required pro forma financial information relating to the Acquisition. Such information will be filed as an amendment to this Form 8-K Report as soon as practicable and not later than July 13, 1998.

     (c)  EXHIBITS

          2.1  Stock Purchase Agreement, dated April 8, 1998, by and among Dura
               Automotive Systems (UK) Limited and the various selling shareholders listed on the signature pages thereto.*

          2.1  Stock Purchase Agreement, dated April 8, 1998, by and among Dura
               Automotive Systems (UK) Limited and D. Michael Dodge*

          2.1  Stock Purchase Agreement, dated April 8, 1998, by and among Dura
               Automotive Systems (UK) Limited and Mervyn Edgar*

          2.1  Stock Purchase Agreement, dated April 8, 1998, by and among Dura
               Automotive Systems (UK) Limited and Geoff Hill*

          2.1  Stock Purchase Agreement, dated April 8, 1998, by and among Dura
               Automotive Systems (UK) Limited and Thomas Humann*

          2.1  Stock Purchase Agreement, dated April 8, 1998, by and among Dura
               Automotive Systems (UK) Limited and Dan Robusto*

          2.1  Stock Purchase Agreement, dated April 8, 1998, by and among Dura
               Automotive Systems (UK) Limited and Francis Sarrazin*

          2.1  Stock Purchase Agreement, dated April 8, 1998, by and among Dura
               Automotive Systems (UK) Limited and Lothar Sing*

          4.1  Consolidated, Amended and Restated Credit Agreement Credit
               Agreement, dated April 30, 1998, by and among the Registrant, Dura Operating Corp., Kimanus Vermogensverwaltung GmbH, Dura
               Asia-Pacific (Aust) PTY LTD, Dura Automotive Systems (Canada)
               Ltd, Trident Automotive plc, Trident Automotive (UK) Limited,
               Spicebright Limited, Trident Automotive, Inc., Trident Automotive
               Canada Inc. and Moblan Investments, B.V. and the various commercial lending institutions parties thereto, as lenders, Bank of America National Trust and Savings Association, as agent, and Bankamerica Robertson Stevens, as the arranger *

*The Registrant agrees to furnish supplementally to the Commission a copy of any omitted schedule or exhibit to such agreement upon request by the Commission.

                                      SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                              DURA AUTOMOTIVE SYSTEMS, INC.


DATE:  MAY 13, 1998           BY:         /S/  STEPHEN E. K. GRAHAM
                                        ----------------------------------
                              NAME:     STEPHEN E. K. GRAHAM
                              TITLE:    VICE PRESIDENT AND CHIEF FINANCIAL
                                        OFFICER (PRINCIPAL ACCOUNTING AND
                                        FINANCIAL OFFICER)